 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 07, 2017

KVH Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-28082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)
05-0420589
(IRS Employer Identification No.)

50 Enterprise Center Middletown, RI	02842
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (401) 847-3327
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

At the annual meeting of stockholders on June 7, 2017, our stockholders voted:

•
to elect Bruce J. Ryan and James S. Dodez as Class III directors to serve until our annual meeting of stockholders in 2020, and thereafter until their respective successors are duly elected and qualified;

•	to approve, in a non-binding "say on pay" vote, the compensation of our named executive officers;

•	to recommend, in a non-binding "say on frequency" vote, that we hold future votes on our executive compensation program once every year; and

•	to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2017.

The final results of such voting are set forth below. We currently intend, until the next stockholder vote on the frequency of holding future non-binding “say on pay” votes, to hold such votes once every year.

Proposal #1 - To vote upon the election of two Class III directors.

Name of Director Nominee	Number of Votes Cast For	Number of Votes Cast Against	Number of Abstentions	Number of Broker Non-Votes
Bruce J. Ryan	11,416,216	1,222,556	7,335	3,111,258
James S. Dodez	11,955,861	615,282	74,964	3,111,258

Proposal #2 - To approve, in a non-binding "say on pay" vote, the compensation of our named executive officers.

Number of Votes Cast For	Number of Votes Cast Against	Number of Abstentions	Number of Broker Non-Votes
10,497,167	2,007,812	141,128	3,111,258

Proposal #3 - To determine, in a non-binding "say on frequency" vote, the frequency of the vote on our executive compensation program (once every year, once every two years or once every three years).

Number of Votes Cast For Once Every Year	Number of Votes Cast For Once Every Two Years	Number of Votes Cast For Once Every Three Years	Number of Abstentions	Number of Broker Non-Votes
10,247,702	21,404	2,101,372	275,629	3,111,258
Proposal #4 - To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm.

Number of Votes Cast For	Number of Votes Cast Against	Number of Abstentions	Number of Broker Non-Votes
15,741,424	9,494	6,447	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KVH INDUSTRIES, INC.
Date: June 08, 2017	BY:	/s/ FELISE FEINGOLD
Felise Feingold
Vice President and General Counsel